

Contango Oil & Gas Company (DL)
100.0%
Contango Energy Company (DL)
100.0%
Contango Operators, Inc. (DL)
32.30%
Republic Exploration LLC (DL)
100.0%
Contango Mining Company (DL)
100.0%
Contango Venture Capital Corporation (DL)
19.5%
Moblize
100.0%
Conterra Company (DL)
100.0%
Contango Alta Investments (DL)
23.7%
Alta Resources Investments, LLC
8.5%
Alta Energy Partners, LLC